UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2018

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☑

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, the Board of Directors (the “Board”) of Sesen Bio, Inc. (the “Company”) appointed Dennis Kim, M.D., MPH, age 50, as the Company’s Chief Medical Officer.
Prior to joining the Company, Dr. Kim had served from January 2015 to November 2018 as the Chief Medical Officer of Panthera Life Science, LLC (“Panthera”) where he was responsible for leading and managing the clinical development and commercialization activities of Panthera. Prior to joining Panthera, Dr. Kim served as Senior Vice President, Medical and Regulatory Affairs at Ipsen S.A. (“Ipsen”), a global specialty-driven biopharmaceutical company, from August 2014 through December 2014. Prior to working at Ipsen, Dr. Kim served as Vice President and Head, Global Medical Affairs of Spectrum Pharmaceuticals, Inc. (“Spectrum”), an international commercial-stage biopharmaceutical company, from August 2013 through August 2014. Prior to joining Spectrum, Dr. Kim held senior and leadership roles at Novartis International AG, Biogen Inc. and Amgen Inc. Dr. Kim earned his bachelor’s degree in chemistry and biology from Harvard, his M.D. from Stanford University and his MPH from the University of California, Los Angeles.
In connection with Dr. Kim’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Kim, which provides that his employment will continue until either the Company or Dr. Kim provides notice of termination in accordance with the terms of the Employment Agreement. In addition, the Company entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Kim, which, among other things, prohibits him from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter.
Pursuant to the Employment Agreement, Dr. Kim is entitled to receive an annual base salary of $420,000. In addition, pursuant to the Employment Agreement, Dr. Kim is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Board (or a designated committee of the Board), in its sole discretion. Dr. Kim’s initial target annual bonus is 35% of his annual base salary. Under the Employment Agreement, Dr. Kim is also entitled to receive monthly commuting reimbursement payments, in an amount not to exceed $2,000 per month, upon Dr. Kim’s submission of required receipts and the Company’s approval of the expense reimbursement request.
In addition, the Company granted Dr. Kim a stock option to purchase 425,000 shares of the Company’s common stock at an exercise price of $1.70 per share. The stock option has a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Dr. Kim’s continued service with the Company through the applicable vesting dates. The grant of stock options to Dr. Kim was made outside the Company’s 2014 Stock Incentive Plan, as amended, as an inducement material to Dr. Kim’s entering into employment with the Company pursuant to Nasdaq Stock Market LLC Listing Rule 5635(c)(4).
Under the Employment Agreement, termination of Dr. Kim’s employment by the Company without “Cause,” or by Dr. Kim with “Good Reason” (as such terms are defined in the Employment Agreement), would require the Company to pay severance to Dr. Kim. Upon any such termination, Dr. Kim would be entitled to receive (i) base salary continuation for a period of 12 months from the date of termination, payable in accordance with the Company’s normal payroll practices and (ii) provided that Dr. Kim timely elects COBRA continuation coverage for himself and his eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by the Company on behalf of Dr. Kim and his eligible dependents immediately preceding the date that his employment terminates until the earliest of (A) the last day of the period of Dr. Kim’s base salary continuation, (B) the date on which Dr. Kim becomes employed with benefits substantially comparable to the benefits provided by the

Company’s plan and (C) the date that Dr. Kim and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.
Additionally, upon any such termination that occurs within 12 months following a “Change in Control Transaction” (as such term is defined in the Employment Agreement), Dr. Kim would be entitled to receive (i) base salary continuation for a period of 12 months from the date of termination, payable in accordance with the Company’s normal payroll practices, (ii) an acceleration in full of all of Dr. Kim’s outstanding unvested equity awards (which accelerated equity awards shall remain exercisable for a period of 90 days following Dr. Kim’s termination) and (iii) provided that Dr. Kim timely elects COBRA continuation coverage for himself and his eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by the Company on behalf of Dr. Kim and his eligible dependents immediately preceding the date that his employment terminates until the earliest of (A) the last day of the period of Dr. Kim’s base salary continuation, (B) the date on which Dr. Kim becomes employed with benefits substantially comparable to the benefits provided by the Company’s plan and (C) the date that Dr. Kim and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.
Dr. Kim’s right to receive the severance payments and benefits described above under the Employment Agreement is conditioned upon his execution and non-revocation of a separation agreement containing a general release of claims.
In connection with his appointment, Dr. Kim also entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Dr. Kim for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer of the Company.
Other than with respect to the Employment Agreement and the Indemnification Agreement, there are no arrangements or understandings between Dr. Kim and any other persons pursuant to which Dr. Kim was appointed as Chief Medical Officer of the Company. There are also no family relationships between Dr. Kim and any director or executive officer of the Company and Dr. Kim has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The description of the Employment Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement and the Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.
Item 8.01 – Other Events.
A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated December 3, 2018, by and between Sesen Bio, Inc. and Dennis Kim, M.D., MPH
10.2	Form of Indemnification Agreement by and between Sesen Bio, Inc. and each of its directors and executive officers.
99.1	Press Release, dated December 3, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 4, 2018

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer